UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

Chain Bridge I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41047	98-1578955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

330 Primrose Road, Suite 500 Burlingame, California	94010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 656-4257

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable Warrant to acquire one Class A ordinary share	CBRGU	The Nasdaq Global Market
Class A ordinary shares, par value $0.0001 per share	CBRG	The Nasdaq Global Market
Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CBRGW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 14, 2023, the board of directors of Chain Bridge I (the “Company”) approved the grant of 30,000 restricted stock units (“RSUs”) to Mr. Roger Lazarus as compensation for services provided to the Company. Such RSUs will be granted to Mr. Lazarus upon the effectiveness of a registration statement filed by the Company with the U.S. Securities and Exchange Commission covering the RSUs and the shares issuable upon settlement of the RSUs, subject, in each case, to the Letter Agreement (as defined below).

In connection with the grant of the RSUs to Mr. Lazarus, the Company and Mr. Lazarus entered into the following agreements:

•                     A Letter Agreement, dated June 15, 2023 (the “Letter Agreement”), between the Company and Mr. Lazarus, pursuant to which, among other things, the Company agreed to grant Mr. Lazarus 30,000 RSUs of the Company subject to the terms and conditions set forth therein; Mr. Lazarus has agreed to vote any Class B ordinary shares and Class A ordinary shares held by him in favor of the Company’s initial business combination; facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the time period required by its Amended and Restated Memorandum and Articles of Association; and certain transfer restrictions with respect to the Company’s securities.

•                     A Joinder Agreement, dated June 20, 2023, pursuant to which Mr. Lazarus became a party to that certain Registration and Shareholder Rights Agreement, dated November 9, 2021, among the Company, Chain Bridge Group (the “Sponsor”), CB Co-Investment LLC (“CB Co-Investment”) and certain equityholders of the Company, which provides for, among other things, customary demand and piggy-back registration rights.

The foregoing descriptions of the Letter Agreement and the Joinder Agreement do not purport to be complete and are qualified in their entireties by reference to the Letter Agreement and the Joinder Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Other than the foregoing, Mr. Lazarus is not party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.

10.1	Letter Agreement, dated June 15, 2023, between the Company and Mr. Lazarus.

10.2	Joinder Agreement, dated June 20, 2023, among the Company, the Sponsor and Mr. Lazarus.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2023

CHAIN BRIDGE I

By:	/s/ Michael Rolnick
Name:	Michael Rolnick
Title:	Chief Executive Officer